                                                                     EXHIBIT 4.1

                                INTERACTIVE DATA
                          FINANCIAL TIMES INFORMATION
                           14 WALL STREET, 11th FLOOR
                            NEW YORK, NEW YORK 10005
                                 (212) 306-6596
                                FAX 212-306-6698

December 4, 1998


Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051
The Chase Manhattan Bank
4 New York Plaza, 6th Floor
New York, New York 10004


RE: DEFINED ASSET FUNDS--GOVERNMENT SECURITIES INCOME FUND,

Gentlemen:

     We have examined the post-effective Amendment to the Registration Statement
File No.           for the above-captioned trust. We hereby acknowledge that
Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. as evaluator.

     You are hereby authorized to file copies of this letter with the Securities and Exchange Commission.

                                                   Sincerely,
                                                   JAMES PERRY
                                                   Vice President